EXHIBIT 10.28
                                                                   -------------

EISNER                                        RICHARD A. EISNER & COMPANY, LLP
                                              Accountants and Consultants

                                              100 Campus Drive
                                              P.O. Box 944
                                              Florham Park, NJ 07932-0944
                                              Tel 973-593-7000  Fax 973-593-7070
                                              www.rae.com


April 15, 2000

Mr. Shai Bar-Lavi
ValueFlash
CDKnet, L.L.C.
250 West 57th Street, Suite 1101
New York, NY 10019

Dear Shai:

With reference to our meeting on March 29, we discussed and agreed to the plan that follows:

One reason we will be so adept at acting on behalf of the ValueFlash interests is that Eisner has served scores of companies similar to yours. We've assisted companies in all phases of development, working with them on the rigors of growing their business and helping them achieve their mission. We are in tune with the culture and concerns of entrepreneurial private businesses because we are one ourselves. And, we have the expertise and experience to capitalize on the facts that make ValueFlash unique.

Our approach is built on close working relationships and deep partner involvement on every engagement. By consulting continuously with our colleagues and clients, we help them avoid surprises and achieve their business objectives.

After meeting with Russell Kem, it has become clear that he is an internal champion for getting ValueFlash to achieve its goals, work in concert with the various consulting relationships and to put into place an organizational plan that gets everyone working towards a common goal without tripping over each other. It is of paramount importance that these relationships be managed in a proactive way and use an agreed upon set of measurements to quantify performance.

The Internet, still in its early stages, offers excellent opportunities for new companies to enter the new media arena. Identifying prospects and turning them into clients is the essence of the business experience. The ultimate goal in marketing should be to satisfy customer desires at a profit. Getting to that profit requires a marketing strategy. But, marketing may be the single most important determinant of business success. And, it is becoming increasingly difficult because the industry is in constant flux and competition is keener than ever. This is why putting a company-wide marketing plan into effect is essential. Russell sees this very clearly and it will be our pleasure to support his initiatives.

EISNER

Mr. Shai Bar-Lavi
April 15, 2000
Page 2

One of our future actions steps is to work with Russell to address the needs of ValueFlash and to help you achieve your goals. The ValueFlash marketing plan will be as much a process as it will be a document that guides your company toward accomplishing these essential tasks:

o    Identifying the issues that determine ValueFlash's long-term success.

o    Mobilizing ValueFlash around the same marketing-related goals and tasks.

o Measuring the Company's effectiveness in identifying and attracting new clients and consumers.

o    Build a Public Relations plan for shareholders, the press and others.

However, pursuant to developing a full-blown program, it is important that we gain further insight on key issues and distinguish the characteristics of your business. In reviewing your business presentation, the following questions come to mind:

o    MARKET DEFINITION.  How does ValueFlash define the business it operates in?

o INDUSTRY ENVIRONMENT. What are key predictions as they relate to industry trends and changes? What is the competitive environment?

o LEGAL ENVIRONMENT. What are current state and federal regulations that could significantly impact your activities? Has ValueFlash ensured that its current mission complies with the regulatory environment?

o TECHNOLOGICAL ENVIRONMENT. Does ValueFlash have the infrastructure in place to support further expansion and face competition?

o SOCIAL ENVIRONMENT. What is the Company's intended market(s)/audience(s)? Is there any government regulation sensitivity as it relates to these audiences? Price sensitivity?

o    COMPANY ANALYSIS.  What are the Company's perceived strengths?  Challenges?

o    MILESTONES/TIMETABLE.  What are past and anticipated accomplishments?

o SALES STRATEGY. How have prospects been identified? How have new relationships been solicited. What are the Company's forecasted sales goals in terms of revenues and new customers.

EISNER

Mr. Shai Bar-Lavi
April 15, 2000
Page 3


o ORGANIZATIONAL STRUCTURE. What is the current management structure? What formalized programs have been developed and/or implemented to support the Company's success?

o Who is going to manage and oversee the efforts and deliverables from the various consultants who have been or will be engaged?

Shai, it is our intent to provide the right mix of services that will converge to generate leads, make the phone ring, turn prospects into customers, motivate your employees, nurture and expand customer relationships, generate new lines of distribution and enhance the equity valuation of ValueFlash.

Pursuant to addressing the above issues and gaining quality insight on the organization, its operating environment, its policies, people, problems, and reputation, we will be able to work with Russell as required to develop and implement a sound marketing program.

As a result of a needs assessment based on previous conversations and a review of your business plan, our initial undertaking will include, but not be limited to, the following scope of services:

o BUSINESS PLAN. Work in concert with you and Russell to develop and implement a business plan or enhance an existing one to support growth for the foreseeable future. In this regard, we will advise you on the content, text and presentation formal of the plan.

o UNDERLYING ASSUMPTIONS. If requested, we will work in concert with your Chief Financial Officer in evaluating the appropriateness of the underlying assumptions of the Company's objects.

o RAISING CAPITAL. Guide you through the capital raising process and leverage our existing relationships with venture capital firms.

o MARKETING AND SALES ANALYSIS. Assist in the development and implementation of a marketing and sales strategy to project a consistent positioning of products and services:

     -   create a concept statement
     -   develop a situational analysis
     - develop and implement a market strategy or positioning plan for value Flash's products and services
     - develop a public relations campaign, generate and establish brand awareness among target audiences, emphasize competitive advantages, and inform clients and consumers of new developments

EISNER

Mr. Shai Bar-Lavi
April 15, 2000
Page 4



We will also work with ValueFlash to develop a sales strategy that details aspects of your sales approach that is particularly important to the company's success:

     -   build a sales structure
     -   develop basic sales techniques and identify sales channels
     -   identify prospective customers
     - identify sales methods and channels for delivery of products and services
     -   create sales collateral materials
     -   create promotions and incentives
     -   support sales function, build strategic relationships
     -   assist in recruitment to sales leadership positions
     -   operate as sales leadership on an interim basis

o ORGANIZATIONAL STRUCTURE. Work with you in creating an organizational structure to ensure that your management team and key personnel are experienced in the most important functional areas of the business. This includes:

     -   basic management team and personnel structure
     - develop formalized HR/benefits strategies and related compensation issues
     -   assist in staff development
     -   develop sales training plan
     -   provide assistance in management, as requested

Our firm policy requires a retainer prior to the commencement of all new engagements. We are a requesting a retainer of $7,500.00.

o As an equity participant we have significantly reduced our fees to ValueFlash.
o    Our monthly fees will be billed as consulting expenses.
o Our proposed monthly consulting expenses will be $3,200 through March 31, 2001.
o For our on-going assistance and support in the development of ValueFlash anticipated business, we will be provided an equity participation of 120,000 shares in the form of warrants.
o    These warrants will be vested in accordance with the following schedule:
     A.  60,000 shares upon the signing of this agreement - April 15, 2000
     B.  15,000 shares on July 15, 2000
     C.  15,000 shares on October 15, 2000
     D.  15,000 shares on January 15, 2001
     E.  15,000 shares on April 15, 2001

EISNER

Mr. Shai Bar-Lavi
April 15, 2000
Page 5


Except to the extent finally determined to have resulted from our gross negligence or willful misconduct, our maximum liability to you and the Company for any reason relating to the services under this letter shall be limited to the fees paid to us for the services or work products giving rise to the liability, and the Company will indemnify and hold us and our personnel harmless from any claims, liabilities, costs and expenses relating to the services under this letter.

If this is in accordance with your understanding, please indicate your acceptance of the above arrangements by signing and returning a copy of this letter to my attention at our office together with a check for the retainer.

Very truly yours,

Richard A. Eisner & Company, LLP


By:_______________________________


Accepted:
ValueFlash

By:_________________________________


Date:________________________________